SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement"), dated as of the date set forth on the signature page hereto, is made by and between Spectral Capital Corporation, a Nevada corporation (“Parent”), Node Nexus Network Co LLC, a limited liability company formed under the laws of the Emirate of Dubai (“Target”), and Sean Michael Brehm also known as  Sean Michael Obrien, the sole shareholder of Target, that is signatory hereto (the “Target Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

On the date hereof, Target has 150 shares of capital stock, par value DHS 1000, issued and outstanding (the “Target Shares”).  Pursuant to this Agreement, the Target Shareholder shall transfer 100% of the Target Shares for 40,000,000 newly issued shares of common stock, par value $.0001, of the Parent (the “Share Exchange”).  The aggregate number of shares of the Parent to be issued to the Target Shareholder are referred to herein as the “Parent Shares.”

The Board of Directors of each of the Parent and Target has determined that it is desirable to affect the Share Exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreement set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I. EXCHANGE BY THE TARGET SHAREHOLDER.

SECTION 1.1 Exchange. At the closing (“Closing”), the Target Shareholder shall sell, transfer, assign, and deliver to the Parent the Target Shares free and clear of all Liens (as defined in Section 2.01) in exchange for Parent Shares with each Target Share being exchanged for 266,667 Parent Shares (“Exchange Ratio”).

SECTION 1.2 Closing. The Closing of the Share Exchange shall take place at the offices of mutual choice in Lugano, Switzerland, commencing on the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Share Exchange contemplated hereby (other than conditions and obligations that the respective Parties will take at Closing) or such other date or time as the Parties shall mutually determine (“Closing Date”).

SECTION 1.3 Target and Target Shareholder Deliverables Pre-closing

Within ten (10) days prior to the Closing, Target and Target Shareholder shall deliver the following (the “Pre-Closing Deliverables”) to Parent in a form acceptable to Parent:

(a)Confirmation Target Shareholder transferring the Target Shares to Parent;

(b)Board of Director and shareholder approval of each Target and Target Shareholder approving this Agreement;

(c)Personal guarantee of Target representation covenants of Target Shareholder;

(d)Assignment of intellectual property effective at the Closing;

(e)Such other documents as reasonably requested by the Company;

(f)Corporate minute book of Target updated to the date of the Closing;

(g)Evidence, reasonably acceptable to the Company, of the payoff and termination of any credit facility to which Target is a party, if any;

(h)An accurate list and description of all liabilities, claims, debts, or obligations owed by or asserted against Target;

(i)An accurate list of all of Target’s assets, property, real or personal, of a value equal to or greater than $1,000;

(j)Financial statements audited by an auditor who is a member of the Public Company Accounting Oversight Board (“PCAOB”) for the prior two fiscal years or such shorter period since Target’s inception; and

(k)Unaudited financial statements for the period from the date of the audited financial statements set forth in (m) immediately above to the date of the Closing.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF TARGET SHAREHOLDER

The Target Shareholder hereby represents and warrants to the Parent as follows:

SECTION 2.1 Good Title. The Target Shareholder is the record and beneficial owner and has good title to the Target Shares, with the right and authority to deliver such Target Shares to the Parent as provided herein. Upon delivery of any certificate or certificates duly endorsed for transfer to the Parent and/or registering the Parent as the new owner of such Target Shares in the register of Target, the Parent shall receive good title to such Target Shares, free and clear of all liens, hypothecs, security interests, pledges, mortgages, encumbrances, equities, claims of any kind, nature and description, voting trusts, trust agreements, and shareholder agreements (collectively, “Liens”).

SECTION 2.2 Power and Authority. All acts required to be taken by the Target Shareholder to enter into this Agreement and to carry out the Share Exchange have been properly and duly taken by the Target Shareholder.  This Agreement constitutes a legal, valid, and binding obligation of the Target Shareholder, enforceable against the Target Shareholder in accordance with its terms.

SECTION 2.3 No Conflicts. The execution and delivery of this Agreement by the Target Shareholder and the performance by the Target Shareholder of its obligations under this Agreement:  (a) will not require the consent of any third party or any federal, state, provincial, local, or foreign government, or any court of competent jurisdiction, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statute, law, ordinance, rule, writ, regulation, order, injunction, judgment, or decree (collectively “Laws”); (b) will not violate any Laws applicable to Target Shareholder; or (c) will not violate or breach any contractual obligation to which such Target Shareholder is a party.

SECTION 2.4 No Finder’s Fee. The Target Shareholder has not created any obligation for any finder’s fee, investment banking fee, or broker’s fee in connection with this transaction for which the Target or the Parent will be responsible.

SECTION 2.5 Purchase for Own Account. Target Shareholder is acquiring the Parent Shares solely for the Target Shareholder’s own account as a principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part. Target Shareholder has no present intention of selling or otherwise distributing the Parent Shares except in compliance with the applicable securities laws and the terms of this Agreement.

SECTION 2.6 Unregistered Parent Shares. Target Shareholder understands that the Parent Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any U.S. state, and if issued in accordance with the terms of this Agreement, the Parent Shares will be issued by reason of a specific exemption from registration under the Securities Act that depends upon, among other things, the bona fide nature of the Target Shareholder’s investment intent and the accuracy of the other Target Shareholder’s representations contained herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits, or entitlements attached to the Parent Shares in accordance with the Parent’s Charter documents or the laws of its jurisdiction of incorporation.

SECTION 2.7 Available Information. The Target Shareholder has such knowledge and experience in business and financial matters that the Target Shareholder is capable of evaluating the merits and risks of the acquisition of the Parent Shares through the Share Exchange. Target Shareholder has consulted with his own legal, tax and financial advisors prior to entering into this Agreement.

SECTION 2.8 Restricted Securities. The Parent understands that the Parent Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that if acquired by Target Shareholder pursuant to the terms of this Agreement, the Parent Shares would be acquired in a transaction not involving a public offering. The Target Shareholder further acknowledges that if the Parent Shares are issued to the Target Shareholder in accordance with the terms of this Agreement, the Parent Shares may not be sold without registration under the Securities Act or the existence of an exemption from such registration. The Target Shareholder represents that the Target Shareholder is familiar with Rule 144, promulgated under the Securities Act, as presently in effect, and understands the resale restrictions imposed by Rule 144 and the Securities Act.

SECTION 2.9 Reliance on Exemption. Target Shareholder has the financial ability to bear the economic risk of an investment in the Parent, has adequate means of providing for the Target Shareholder’s current needs and contingencies, has no need for liquidity in such investment, and could afford a complete loss of such investment.  With respect to the investment made under this Agreement, Target Shareholder is an "Accredited Investor" as such term is defined in Regulation D promulgated under the Securities Act.  The Target Shareholder founded Target, is involved in the management of Target and is fully aware of its business.

SECTION 2.10 Legend. It is understood that the Parent Shares will bear the following legend or another legend that is similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACTOR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORNANCE WITH THE APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF TARGET

Target and the Target Shareholder represent and warrant as of the Closing that:

SECTION 3.1 Organization, Standing, and Power. Target was formed on April 29, 2024 and is duly organized, validly existing and in good standing under the laws of the Emirate of Dubai, the jurisdiction in which it is organized and is located. Target has the corporate power and authority and possesses all governmental franchises, licenses, approvals, and authorizations necessary to enable it to own, lease, or otherwise hold its properties and assets, to conduct its business as presently conducted, and to consummate this transaction.  Target is duly qualified to transact business in each jurisdiction where the nature of its business or its ownership or leasing of property or assets make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon Target, a material adverse effect to carry out its obligations under this Agreement, or a material adverse effect on the ability of Target to consummate this transaction (“Target Material Adverse Effect”).  Target has no subsidiaries.

SECTION 3.2 Capital Structure. Target is presently authorized to issue 150 shares of common stock with a par value of DHS 1000 per share. As of the Closing, there will be 150 shares of capital stock issued and outstanding, of which all shares will be acquired by the Parent under the terms hereof. To the best of Target’s understanding, all of the outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable.  There is no preferred stock authorized or issued. There are currently no outstanding warrants, convertible or exchangeable securities, or options.  Except as set forth in the Target Disclosure Letter, there are no existing contractual rights, undertakings, stock-based performance units, stock appreciation rights, or the like to receive Target’s securities in the future.

SECTION 3.3 Authority, Execution and Delivery. Target has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein to which it is a party. The execution and delivery of this Agreement and the consummation of the transactions set forth herein to which Target is a party has been duly authorized and approved by Target’s Board of Directors and no other corporate proceedings on the part of Target are necessary to authorize this Agreement and the transactions contained herein.  When executed and delivered, this Agreement will be enforceable against Target in accordance with its terms, subject to certain general equitable principles and applicable laws relating to the enforcement of creditors rights such as bankruptcy, insolvency, reorganization, and the like.

SECTION 3.4 No Conflicts; Consents. Except as set forth in the Target Disclosure Letter, the execution and delivery of this Agreement by Target does not, and Target’s compliance with the terms hereof will not, conflict with, result in a violation of or default under, or give rise to a right of termination, cancelation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien upon Target or any of the properties or assets of Target under any provision of (i) any of Target’s organizational documents, (ii) any material contract, lease, license, indenture, note, bond, debenture, permit, or any other instrument (“Contract”) to which Target is a party or to which any Target asset or property is bound, (iii) due to the failure to obtain any material consent or approval from any Governmental entity, or (iv) any Laws applicable to Target.

SECTION 3.5 Taxes. Target is not aware of any tax return that was required to be filed by Target that was not filed in a timely manner or of any tax return currently due to be filed.  Target is not aware of any taxes that are currently due.  As used herein, the term “Tax Return” shall mean any federal, state, local, provincial, or foreign tax return (including information returns), declaration, statement, report, schedule, or form relating to taxes and any amendment thereto.

SECTION 3.6 Benefit Plans. Target does not have or maintain any Target bonus, pension, profit sharing, deferred compensation, incentive compensation, stock option, defined benefit, or other employee benefit plan.

SECTION 3.7 Litigation. There is no action, suit, arbitration, inquiry, notice of violation, administrative or judicial proceeding, or investigation pending or threatened in writing against Target or materially affecting Target, of which Target is aware.

SECTION 3.8 No Finder’s Fee. Target has not created any obligation for any finder’s fee, investment banking fee, consulting fee, financial advisory fee, or broker’s fee in connection with this transaction for which the Target Shareholder, Target, or the Parent will be responsible.

SECTION 3.9 Contracts. Except as disclosed in the Target Disclosure Letter, Target is not in breach or default of any material term in any agreement to which Target is a party.

SECTION 3.10 Title to Properties. Target does not own any real or immovable property except as disclosed in the Target Disclosure Letter.

SECTION 3.11 Investment Company. Target is not, and immediately following the Closing will not become, an investment company within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.12 Intellectual Property. To Target’s knowledge, Target owns, has validly licensed, or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade name rights, copyrights, and other proprietary intellectual property rights (collectively “Intellectual Property Rights”) below:

•Distributed Quantum Ledger Database Technology (DQ-LDB) technologies involved with data processing, storage and security.

•Decentralized Infrastructure software associated with data collection, processing and security of data.

•Decentralized Cloud and Distributed Cloud Solutions.

•Artificial Intelligence technologies involved with data integrity and security.

Intellectual Property is material for the conduct of Target’s business. There are no claims pending, or to the knowledge of Target threatened, that Target is infringing or otherwise adversely affecting the rights of any person with regard to the Intellectual Property Rights.  Furthermore, Target is aware of no infringement by any person on Target’s Intellectual Property Rights. Finally, Target licenses intellectual property from clients and thereafter sublicenses it or commercializes it in various designated international markets.  Target is aware of no claim against it by any client relating to its sublicensing or commercialization of any client's intellectual property.

SECTION 3.13 Transactions with affiliates, officers, directors, and employees. Target has not engaged in various transactions with its employees, officers, directors, and affiliates except as disclosed in the Target Disclosure Letter.

SECTION 3.14 Foreign Corrupt Practices. To Target’s knowledge, no director, officer, agent, employee or other person acting on behalf of Target has, in the course of his actions for, or on behalf of, Target (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 3.15 Disclosure to Parent. Target has liabilities not in excess of $5,000, and its assets, including Intellectual Property, are owned free and clear of all liens and encumbrances. There is no material fact relating to Target that has not been disclosed in writing to the Parent by the Target Shareholder. No representation or warranty of Target contained in this Agreement is untrue as to any material fact or omits to state any fact necessary to make the statement contained in this Agreement or the Parent Disclosure Letter not misleading.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants as of the Closing to Target that, except as set forth in the

Parent’s periodic and other reports, schedules, forms, statements, and other documents filed by the Parent with the SEC (“Parent SEC Documents”) pursuant to Sections 13 and 15 of the Exchange Act, which were publicly available for review as of the date hereof:

SECTION 4.1 Organization, Standing, and Power. The Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it is located, and the Parent has the corporate power and authority and possesses all governmental franchises, licenses, approvals, and authorizations necessary to enable it to own, lease, or otherwise hold its properties and assets, to conduct its business as presently conducted, and to consummate this transaction.  The Parent is duly qualified to transact business in each jurisdiction where the nature of its business or its ownership or leasing of property or assets make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a material adverse effect upon the Parent, a material adverse effect to carry out its obligations under this Agreement, or a material adverse effect on the ability of the Parent to consummate this transaction (“Parent Material Adverse Effect”).  The Parent has no subsidiaries except as disclosed in the Parent SEC Documents.

SECTION 4.2 Capital Structure. The Parent is presently authorized to issue 1,000,000,000 shares of common stock and 5,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of execution of this Agreement, there are 62,717,827 shares of common stock and 0 shares of preferred stock issued and outstanding.  To the best of the Parent’s understanding, all of the outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. There are currently no outstanding warrants, convertible or exchangeable securities, or options. Except as set forth in the Parent SEC Documents, there are no existing contractual rights, undertakings, stock-based performance units, stock appreciation rights, or the like to receive Parent securities in the future.

SECTION 4.3 Authority, Execution and Delivery.  The Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions set forth herein to which it is a party. The execution and delivery of this Agreement and the consummation of the transactions set forth herein to which the Parent is a party have been duly authorized and approved by the Parent’s Board of Directors and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the transactions contained herein.

SECTION 4.4 SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements, and other documents required to be filed by the Parent pursuant to Sections 13 and 15 of the Exchange Act. The most recent Parent Financial Statements filed with the SEC were for the period ending March 31, 2024.

SECTION 4.5 Taxes. The Parent is not aware of any tax return that was required to be filed by the Parent that was not filed in a timely manner or of any tax return currently due to be filed.  The Parent has paid all taxes when due, and there are no taxes which are currently due.

SECTION 4.6 Litigation. There is no action, suit, arbitration, inquiry, notice of violation, administrative or judicial proceeding, or investigation pending or threatened in writing against the Parent or materially affecting the Parent of which the Parent is aware.

SECTION 4.7 No Finder’s Fee.  The Parent has not created any obligation for any finder’s fee, investment banking fee, consulting fee, financial advisory fee, or broker’s fee in connection with this transaction for which the Target Shareholder, the Parent, or Target will be responsible.

SECTION 4.8 Contracts. Except as disclosed in the Parent SEC Documents, the Parent is not in breach or default of any material term in any agreement to which the Parent is a party.

SECTION 4.9 Title to Properties. Except as set forth in the Parent SEC Documents, the Parent does not own any real or immovable property.  The Parent owns or has sufficient leasehold interests in all of its properties used in the conduct of its business.

SECTION 4.10 Market Makers. The Parent has at least one market maker for the Parent Stock and such market maker has obtained all permits and made all filings necessary in order for such market maker to continue as a market maker of the Parent.  A 15-c2-11 has been filed and accepted by the Financial Industry Regulatory Authority (“FINRA”) for the Parent.

SECTION 4.11 Foreign Corrupt Practices. Neither the Parent nor, to the Parent’s knowledge, any director, officer, agent, employee, or other person acting on behalf of the Parent has, in the course of his actions for, or on behalf of, the Parent (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

SECTION 4.12 Maintenance of Quotation. The Parent has no reason to believe that the Parent Stock will not be quoted on the OTC Markets in the near future. The issuance and sale of the Parent Shares under this Agreement do not contravene the rules and regulations of the trading market on which the Parent Stock is currently listed, and no approval of the Target Shareholder of the Parent is required for the Parent to issue and deliver to the Target Shareholder the Parent Shares contemplated by this Agreement.

ARTICLE V. DELIVERIES

 SECTION 5.1 Deliveries of Target Shareholder. At the Closing, the Target Shareholder shall deliver to the Parent the following documents:

(a)An executed Copy of this Agreement;

(b)A duly executed original medallion guarantee of a Stock Power, in a form acceptable to the Parent, transferring their Target Shares to the Parent; and

(c)Target Shareholder Disclosure Schedule

SECTION 5.2 Deliveries of Parent. At the Closing, Parent shall deliver the following documents to Target:

(a)An executed copy of this Agreement; and

(b)Stock Certificates for the Target Shareholder representing its Parent Shares.

SECTION 5.3 Deliveries by Target. At the Closing, Target shall deliver the following documents to the Parent:

(a)An executed copy of this Agreement;

(b)A certificate from Target, executed by Target Shareholder, that all of the representations and warranties made by Target in this Agreement are true and correct in all material regards and remain in full force and effect. The certificate shall survive the performance of the Agreement and the Closing;

(c)A Target Disclosure Letter or a letter stating that there are no items to disclose on the Target Disclosure Letter; and

(d)A Target Disclosure Letter or a letter stating that there are no items to disclose on the Target Disclosure Letter.

ARTICLE VI. CONDITIONS OF CLOSING.

SECTION 6.1 Target Shareholder and Target Conditions Precedent. The obligations of the Target Shareholder and Target to enter into and complete the Closing is subject, at the option of the Target Shareholder and Target, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Target Shareholder and Target in writing:

(a)The representations and warranties of the Parent contained in this Agreement (Article V) shall be true and correct in all material respects on and as of the Closing Date;

(b)There shall be no material judicial or administrative litigation, proceeding, or investigation pending or threatened against the Parent;

(c)The Parent shall have filed all reports and other documents required to be filed under the federal securities laws through the Closing Date;

(d)The Parent shall have maintained its status as a Target whose common stock is quoted on the OTC Markets, and no reason shall exist as to why such status shall not continue immediately following the Closing;

(e)The Deliveries specified in Section 5.2 shall have been made by the Parent; and

(f)The Deliveries specified in Sections 1.3 and 5.3 shall have been made by the Parent.

  SECTION 6.2 Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing is subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing:

(a)The representations and warranties of the Target Shareholder contained in this Agreement (Article II) and of Target contained in this Agreement (Article III) shall be true and correct in all respects on and as of the Closing Date;

(b)There shall be no material judicial or administrative litigation, proceeding, or investigation pending or threatened against Target;

(c)There shall not have been any occurrence, event, incident, action, failure to act, or transaction up to the date of Closing, which has had or is reasonably likely to cause a Target Material Adverse effect;

(d)Target Shareholder has completed, executed, and returned a Medallion Guarantee Stock Power acceptable to Parent for delivery at Closing;

(e)Target and the Target Shareholder shall have delivered the pre-closing deliverables set forth in Section 1.3 and Section 5.3 hereof within ten (10) days prior to the Closing, and

(f)Parent shall have completed its due diligence of the Target to its sole satisfaction.

ARTICLE VII. COVENANTS

SECTION 7.1 Blue Sky Laws. The Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Parent Shares in connection with this Agreement.

SECTION 7.2 Fees and Expenses. All fees and expenses in connection with this Agreement shall be paid by the Party incurring same, whether or not this Agreement is consummated.

SECTION 7.3 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take such steps and do such acts as may be necessary to consummate this transaction and (b) take such steps and do such acts as are reasonably necessary to keep all of its representations and warranties true and correct on and as of the Closing Date.

SECTION 7.4 Filing of Form 8-K and Press Release. The Parent shall file no later than four (4) business days after the Closing Date a current report on Form 8-K and attach as exhibits all relevant agreements disclosing the terms of this Agreement and other required disclosure relating to this transaction.

SECTION 7.5 Preservation of Business. Prior to Closing, the Parent and Target shall cooperate in taking all steps necessary to preserve their respective businesses and operate such businesses in the ordinary course of such respective businesses.  Target represents that it has operated its respective companies in the ordinary course of their businesses at all times subsequent to the initial communications between the Parent and Target relating to the transaction contained in this Agreement.  After the Closing, the Parent will continue in its current business and all business and other assets of the Parent shall remain in the Parent.

ARTICLE VIII. MISCELLANEOUS MATTERS

SECTION 8.1 Notices. Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, overnight courier service, or email, addressed to the respective party at the applicable address set forth herein or to any party at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section.  All notices, requests or communications shall be deemed effective upon personal delivery, two (2) business days following deposit with any overnight courier service, or upon email transmission as long as a hard copy is mailed to the party’s address on the same day that the email is transmitted.

In order to be effective, any such Notice shall be given as follows:

TO TARGET OR TO TARGET SHAREHOLDER:

Node nexus network CO. L.L.C

Attn: Sean Michael Obrien, Owner

P.O. Box No. 123

Dubai, United Arab Emirates

Email: seanbrehm@crwd.id

TO PARENT:

SPECTRAL CAPITAL CORP.

Attn: Jenifer Lyn Osterwalder, Chief Executive Officer & President

4500 9th Avenue NE

Seattle, WA 98105

Email: jenifer.osterwalder@spectralcapital.com

Notice of change of address shall be given by written notice in the manner detailed in this paragraph.  Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not affect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

SECTION 8.2 Jurisdiction, Venue and Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States and the State of Nevada (regardless of that jurisdiction or any other jurisdiction's choice of law principles).  To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith shall be litigated in the state and federal courts located in the County of Clark, State of Nevada, and each party hereby waives any right that such party may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the courts located in the County of Clark County, State of Nevada, shall have exclusive personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement.

SECTION 8.3 No Assignment. This Agreement is personal to the Parties, and no Party may assign or otherwise transfer any rights or delegate any responsibilities hereunder without the prior written approval of the other Parties.

SECTION 8.4 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns.

SECTION 8.5 Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

SECTION 8.6 ACKNOWLEDGEMENT. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO CONSULT WITH THE LEGAL ADVISOR OF THE PARTY’S OWN CHOICE AND THAT THE PARTY HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.

SECTION 8.7 Time of the Essence; Cooperation. Time is of the essence in the performance of the obligations of the Parties in connection with this Agreement.  All Parties shall cooperate fully in carrying out the terms of this Agreement and shall prepare and execute all documents reasonably necessary to carry out the terms of this Agreement.

SECTION 8.8 Attorney's Fees. In the event that any action or proceeding is commenced by any Party hereto for the purpose of enforcing any provision of this Agreement, the successful or prevailing party shall recover reasonable attorney's fees and other costs incurred in such action or proceeding.

SECTION 8.9 Entire Agreement.  This Agreement replaces and supersede and preempts that agreement dated June 3, 2024 by and between the Parties hereto.  Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments required to be delivered herein or annexed hereto and executed contemporaneously herewith, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been executed by each of the required Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, binding, valid, and enforceable for all purposes.

SECTION 8.11 Termination. This Agreement may be terminated (i) in the event that it fails to close by July 31, 2024; (ii) by the mutual consent of Target and the Parent, (iii) by Target, in the event that any representation or warranty of the Parent is untrue or becomes untrue prior to Closing; (iv) by the Parent, in the event that any representation or warranty of Target is untrue or becomes untrue prior to Closing; or (v) in the sole discretion of Parent if its due diligence investigation of the Target is not satisfactory to the Parent in its sole discretion.

SECTION 8.12 Remedies. In addition to being able to enforce all rights provided under this Agreement or granted by law, including the recovery of damages, each Party shall be entitled to specific performance under this Agreement to the extent permitted by law. The Parties agree that monetary damages would be extremely difficult (if not impossible) to compute accurately and would probably not provide adequate compensation for any loss incurred due to a breach of the Agreement. Thus, in any action for specific performance, the Parties hereby waive any defense that there is an adequate remedy at law.

IN WITNESS WHEREOF, each of the parties hereby executes this Agreement of June 4, 2024

SPECTRAL CAPITAL CORPORATION

By: ____________________________  (Signature)

Printed Name: Jenifer Lyn Osterwalder

Title: Chief Executive Officer & President

NODE NEXUS NETWORK CO LLC

By: ____________________________  (Signature)

Printed Name:

Title: 100% Owner, Sole Officer, Director and Manager

THE TARGET SHAREHOLDER

By: ____________________________  (Signature)

Printed Name: Sean Michael Obrien

THE TARGET SHAREHOLDER

By: ____________________________  (Signature)

Printed Name: Sean Michael Obrien